Exhibit 10.13

AMENDMENT NO. 1 TO THE

INDEPENDENT CONTRACTOR AGREEMENT

This amendment (“Amendment”) is effective as of the date signed by Adaptec (“Effective Date”) and amends that certain Independent Contractor Agreement effective as of January 4, 2010 (“Agreement”) between Adaptec, Inc., and John J. Quicke (“Contractor”). Unless expressly stated to the contrary herein, all capitalized terms in this Amendment shall have the meaning ascribed to them in the Agreement.

I. The name of the contracting party Adaptec, Inc. is changed to ADPT Corporation.

II. Exhibit A is amended by extending the Anticipated Ending Date in line (b) to January 3, 2011.

Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with its terms. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS THEREOF, the parties have caused this Amendment to be executed by their duly authorized representative as of the date set forth below.

ADPT CORPORATION	JOHN J. QUICKE

/s/ Mary Dotz	/s/ John J. Quicke
Authorized Signature	Authorized Signature

Mary Dotz	John J. Quicke
Printed Name	Printed Name

CFO	Interim Pres & CEO
Title	Title

June 25, 2010	June 25, 2010
Effective Date	Date